                                                                   EXHIBIT 10.15



                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------


FRESENIUS MEDICAL CARE NORTH AMERICA ("FMC") and JERRY A. SCHNEIDER ("EMPLOYEE") hereby amend the Employment Agreement ("Agreement") between FMC and EMPLOYEE dated July 1, 1997 as follows:

1. Except as specifically modified herein, the Agreement shall remain in full force and effect.

2.   Paragraph 4b shall be modified as follows:

     For 1997, EMPLOYEE will have special payment options for incentive compensation and may elect one of the following options on or before October 31, 1997:

          i) To receive a guaranteed payment of $100,000 when executive payments are made in 1998, or

          ii) To fully participate in the MBP, without pro-ration, for 1997 and receive payment in 1998 based upon actual funding of the MBP, or

          iii) To have FMC purchase EMPLOYEE'S home in Atlanta for its appraised value not to exceed $75,000.00 over EMPLOYEE'S total documented cost basis.

     If option iii) is selected and selection of option ii) would have generated incentive compensation greater than $75,000, EMPLOYEE will be paid the difference in stock options.

Written notice of this election must be sent to Human Resources on or before October 31, 1997.


IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by the undersigned duly authorized persons as of this 18th day of September, 1997.


FRESENIUS MEDICAL CARE NORTH AMERICA


By:      /s/ Ben Lipps                                /s/ Jerry A. Schneider
         -------------                                ----------------------
         Ben J. Lipps, its Chief                      Jerry A. Schneider
         Executive Officer